EXHIBIT NO. 99.(g) 7

APPENDIX A

TO

FUND ACCOUNTING AGREEMENT

BETWEEN

JPMorgan Chase Bank, N.A. (Successor in interest to J.P. Morgan Investor Services Co.)

AND EACH OF THE INVESTMENT COMPANIES

Dated as of April 8, 2021

Trust	Fund
Stand Alone Trusts	Massachusetts Investors Growth Stock Fund
MFS Series Trust II	MFS Growth Fund
MFS Series Trust III	MFS Global High Yield Fund MFS High Income Fund MFS High Yield Pooled Portfolio MFS Municipal High Income Fund
MFS Series Trust IV	MFS Mid Cap Growth Fund
MFS Series Trust V	MFS International New Discovery Fund MFS Research Fund MFS Total Return Fund
MFS Series Trust VI	MFS Global Equity Fund MFS Global Total Return Fund MFS Utilities Fund
MFS Series Trust VII	MFS Emerging Markets Equity Research Fund
MFS Series Trust VIII	MFS Global Growth Fund MFS Strategic Income Fund
MFS Series Trust IX	MFS Corporate Bond Fund MFS Limited Maturity Fund MFS Municipal Limited Maturity Fund MFS Total Return Bond Fund
MFS Series Trust X	MFS Blended Research Mid Cap Equity Fund MFS Global Bond Fund MFS International Large Cap Value Fund

Trust	Fund
MFS Series Trust XIII	MFS Diversified Income Fund MFS Government Securities Fund
MFS Series Trust XIV	MFS Institutional Money Market Portfolio
MFS Series Trust XV	MFS Global Alternative Strategy Fund
MFS Series Trust XVI	MFS Prudent Investor Fund
MFS Municipal Series Trust

MFS Alabama Municipal Bond Fund

MFS Arkansas Municipal Bond Fund

MFS California Municipal Bond Fund

MFS Georgia Municipal Bond Fund

MFS Maryland Municipal Bond Fund

MFS Massachusetts Municipal Bond Fund

MFS Mississippi Municipal Bond Fund

MFS Municipal Income Fund

MFS Municipal Intermediate Fund

MFS New York Municipal Bond Fund

MFS North Carolina Municipal Bond Fund

MFS Pennsylvania Municipal Bond Fund

MFS South Carolina Municipal Bond Fund

MFS Tennessee Municipal Bond Fund

MFS Virginia Municipal Bond Fund

MFS West Virginia Municipal Bond Fund

MFS Institutional Trust	MFS Institutional International Equity Fund

IN WITNESS WHEREOF, each of the parties has caused this Appendix A to be executed in its name and behalf on the day and year first above written.

Each of the Investment Companies listed in this Appendix A, on Behalf of each of Their Respective Portfolios		JPMorgan Chase Bank, N.A.

By:	Christopher R. Bohane	By:	GREG COOK
Name:	Christopher R. Bohane	Name:	Greg Cook
Title:	Assistant Secretary	Title:	Executive Director